Exhibit 99.1

Flexsteel Announces Fourth Quarter and Fiscal 2003 Operating Results

    DUBUQUE, Iowa--(BUSINESS WIRE)--Aug. 7, 2003--Flexsteel Industries, Inc. (Nasdaq:FLXS) today reported sales and earnings for its fourth quarter and fiscal year ended June 30, 2003.
    Net sales for the fiscal quarter ended June 30, 2003 were $74.9 million compared to the prior year quarter of $76.9 million, a decrease of 2.6%. Net income for the current quarter was $2.6 million or $0.41 per share compared to the prior year quarter of $2.7 million or $0.44 per share.
    Net sales for the fiscal year ended June 30, 2003 were $292.0 million compared to $279.7 million in the prior fiscal year, an increase of 4.4%. Net income for the fiscal year ended June 30, 2003 of $8.3 million or $1.30 per share increased from net income for the prior fiscal year of $5.7 million or $0.92 per share.
    During the current quarter, residential seating sales were $48.5 million, a decrease of 6.5% from the prior year quarter. Recreational vehicle seating sales were $18.9 million, a decrease of 3.8%. Commercial seating sales were $7.5 million, an increase of 39.9%.
    For the fiscal year ended June 30, 2003, residential seating sales were $194.0 million, an increase of 0.4% over the prior fiscal year. Recreational vehicle seating sales were $75.6 million, an increase of 11.4%. Commercial seating sales were $22.4 million, an increase of 20.5%.
    Gross margin for the quarter ended June 30, 2003 was 23.3% compared to 24.7% in the prior year quarter. The gross margin decline was due to reduced sales volume, changes in product mix and raw material cost increases. For the fiscal year ended June 30, 2003, the gross margin was 22.4% compared to 22.0% for the prior fiscal year. The prior fiscal year gross margin was reduced by a charge of $1.2 million for estimated facility closing costs.
    Selling, general and administrative expenses as a percentage of sales were 17.1% and 19.3% for the current quarter and prior year quarter, respectively. During the quarter ended June 30, 2002, the Company recorded a charge of $0.9 million for estimated retail store closing costs to selling, general and administrative expenses. For the fiscal year ended June 30, 2003 and 2002, selling, general and administrative expenses as a percentage of net sales were 18.0% and 19.1%, respectively. The lower percentage in fiscal 2003 primarily represents reductions in provision for doubtful accounts and estimated retail facility closing costs.
    During the first quarter of fiscal 2003, the Company sold land adjacent to the Lancaster, Pennsylvania factory at a net gain (after tax) of $0.2 million or $0.04 per share.
    Working capital at June 30, 2003 was $67.7 million, which includes cash, cash equivalents and investments of $22.3 million. Working capital increased by $5.5 million from June 30, 2002.
    Capital expenditures were $5.1 million and $1.1 million during fiscal 2003 and 2002, respectively. Fiscal 2003 expenditures were incurred primarily for delivery and manufacturing equipment. Projected capital spending for fiscal 2004 is $5.5 million and will be used for the expansion of the Dublin, Georgia facility, manufacturing and delivery equipment.
    Our Chief Executive Officer and Chief Financial Officer will file a statement in our Annual Report on Form 10-K to the Securities and Exchange Commission certifying our financial statements in accordance with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.
    All earnings per share amounts are on a diluted basis.
    The Company will host a conference call Friday, August 8, 2003, at 10:00 a.m. Central Time. The dial-in-number is 800-556-3831 with an access code of 00566. A replay will be available for two weeks beginning approximately four hours after the conclusion of the call. The dial-in-number for the replay is 888-813-1488 and no access code is required.
    For more information, visit our web site at http://www.flexsteel.com.
    Statements, including those in this release, which are not historical or current facts are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause results to differ materially from those anticipated by some of the statements made herein. Investors are cautioned that all forward-looking statements involve risk and uncertainty. Some of the factors that could affect results are the cyclical nature of the furniture industry, the effectiveness of new product introductions, the product mix of sales, the cost of raw materials, the amount of sales generated and the profit margins thereon, competition, both foreign and domestic, credit exposure with our customers, and general economic conditions. Any forward-looking statement speaks only as of the date of this press release. The Company specifically declines to undertake any obligation to publicly revise any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.



FLEXSTEEL INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)


                                              June 30,      June 30,
                                                2003          2002
                                            ------------  ------------

ASSETS

CURRENT ASSETS:
      Cash and cash equivalents............$ 12,811,385  $  5,375,683
      Investments..........................   9,531,913    15,876,088
      Trade receivables, net...............  29,612,278    31,361,285
      Inventories..........................  32,473,287    30,322,288
      Other................................   5,393,426     6,225,654
                                            ------------  ------------
Total current assets.......................  89,822,289    89,160,998
PROPERTY, PLANT, AND EQUIPMENT, net........  20,377,797    20,558,338
OTHER ASSETS...............................  10,500,196     9,439,940
                                            ------------  ------------
TOTAL......................................$120,700,282  $119,159,276
                                            ============  ============


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES........................$ 22,156,730  $ 26,932,925
DEFERRED COMPENSATION......................   4,790,225     4,509,782
                                            ------------  ------------
Total liabilities..........................  26,946,955    31,442,707
SHAREHOLDERS' EQUITY.......................  93,753,327    87,716,569
                                            ------------  ------------
TOTAL......................................$120,700,282  $119,159,276
                                            ============  ============



FLEXSTEEL INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)


                   Three Months Ended           Fiscal Year Ended
                        June 30,                    June 30,
               --------------------------- ---------------------------
                   2003          2002          2003          2002
               ------------- ------------- ------------- -------------
NET SALES.....  $74,916,424   $76,894,738  $291,977,165  $279,671,402
COST OF GOODS
 SOLD.........  (57,488,214)  (57,891,259) (226,437,717) (218,150,740)
               ------------- ------------- ------------- -------------
GROSS MARGIN..   17,428,210    19,003,479    65,539,448    61,520,662
SELLING,
 GENERAL AND
 ADMIN-
 ISTRATIVE....  (12,790,722)  (14,877,610)  (52,658,237)  (53,391,377)
GAIN ON SALE
 OF LAND......                                  403,065
               ------------- ------------- ------------- -------------
OPERATING
 INCOME.......    4,637,488     4,125,869    13,284,276     8,129,285
               ------------- ------------- ------------- -------------
OTHER:
     Interest
      and
      other
      income..      211,319       304,321     1,083,854     1,052,158
     Interest
      expense.      (25,618)       (3,115)     (126,853)      (21,899)
               ------------- ------------- ------------- -------------
         Total      185,701       301,206       957,001     1,030,259
               ------------- ------------- ------------- -------------
INCOME BEFORE
 INCOME TAXES.    4,823,189     4,427,075    14,241,277     9,159,544
PROVISION FOR
 INCOME TAXES.   (2,200,000)   (1,690,000)   (5,950,000)   (3,500,000)
               ------------- ------------- ------------- -------------
NET INCOME....   $2,623,189    $2,737,075    $8,291,277    $5,659,544
               ============= ============= ============= =============
AVERAGE NUMBER
 OF COMMON
 SHARES
 OUTSTANDING:
      BASIC...    6,284,298     6,172,258     6,255,113     6,095,184
               ============= ============= ============= =============
      DILUTED.    6,392,903     6,249,368     6,367,241     6,158,522
               ============= ============= ============= =============
EARNINGS PER
 SHARE OF
 COMMON STOCK:
      BASIC...        $0.42         $0.44         $1.33         $0.93
               ============= ============= ============= =============
      DILUTED.        $0.41         $0.44         $1.30         $0.92
               ============= ============= ============= =============

    CONTACT: Flexsteel Industries, Inc., Dubuque
             Timothy E. Hall, 563-556-7734 x392